UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

Date of Report: May 6, 2014

(Date of earliest event reported)

eGAIN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35314	77-0466366
(State or other jurisdiction	(Commission	(I.R.S. employer
of incorporation)	File Number)	Identification Number)

1252 Borregas Avenue, Sunnyvale, California 94089

(Address of principal executive offices, including zip code)

(408) 636-4500 (Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 1, 2014, eGain Corporation (the “Company”) entered into the Fourth Amendment to Loan and Security Agreement (the “Amendment”) with Comerica Bank (the “Bank”), which amends the Loan and Security Agreement (the “Loan”) entered into by the Company and Bank on June 27, 2011, as amended. Pursuant to the Amendment and subject to the terms and conditions contained therein, the Bank approved a loan of three million dollars for working capital as well as a revolving line of credit to the Company in the amount of up to seven million dollars. The Amendment is effective as of April 30, 2014.

The foregoing summary of the Fourth Amendment to Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to such documents attached as exhibits hereto.

EXHIBIT NO.	DESCRIPTION
10.1	Fourth Amendment to Loan and Security Agreement between eGain Corporation and Comerica Bank, N.A. dated as of April 30, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 6, 2014	eGAIN CORPORATION

	By:	/s/ Eric N. Smit
Eric N. Smit
Chief Financial Officer
(Duly Authorized Officer and
Principal Financial and Accounting Officer)

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1	Fourth Amendment to Loan and Security Agreement between eGain Corporation and Comerica Bank, N.A. dated as of April 30, 2014.